Calculation of Filing Fee Tables
S-3
Duke Energy CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Debt	Variable Denomination Floating Rate Demand Notes	415(a)(6)			$ 2,000,000,000.00			S-3	333-267693	09/30/2022	$ 46,350.00
			Total Offering Amounts:				$ 2,000,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) This registration statement covers all investments in the Variable Denomination Floating Rate Demand Notes ("Notes") up to $4.0 billion, with fees based on the net aggregate principal amount of Notes outstanding from this offering not exceeding $2.0 billion at a particular time. Registration fees for up to $2.0 billion net aggregate principal amount of Notes were paid previously by the registrant in connection with Registration Statement Nos. 333-267693, 333-173282, 333-186991, 333-192685, 333-214303 and 333-234348, each previously filed by the registrant on Form S 3. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, such fees continue to apply to the $2.0 billion net aggregate principal amount of Notes previously registered. In accordance with Rule 415(a)(6), the effectiveness of this Registration Statement shall be deemed to terminate Registration Statement No. 333-267693 previously filed by the registrant on Form S-3.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A